Bateman & Co., Inc., P.C.

Certified Public Accountants

5 Briardale Court

Houston, Texas 77027-2904

(713) 552-9800

FAX (713) 552-9700

www.batemanhouston.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Form SB-2 of Neutron Enterprises, Inc. of our reports dated January 25, 2001, and March 1, 2002, on our audit of the financial statements of Neutron Enterprises, Inc. as of December 31, 2000, and December 31, 2001, respectively, and for the periods then ended.

BATEMAN & CO., INC., P.C..

Houston, Texas

April 10, 2002

Member

INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS

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